UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 1, 2014

CANNABIS SATIVA, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53571	20-1898270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1646 W. Pioneer Blvd., Mesquite, NV 89027
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (702) 347-3906

__________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This report contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements reflect the views of Cannabis Sativa, Inc. with respect to future events based upon information available to it at this time.  These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from these statements.  Forward-looking statements are typically identified by the use of the words “believe,” “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “project,” “propose,” “plan,” “intend,” and similar words and expressions.  Examples of forward-looking statements are statements that describe the potential patent protection of the CTA Strain (as defined below), and statements with respect to future strategic plans, goals or objectives.  The forward-looking statements are based on present circumstances and on the Company’s predictions respecting events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated.  Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including the risk factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012 and in our current report on Form 8-K filed on July 18, 2013.  These cautionary statements are intended to be applicable to all related forward-looking statements wherever they appear in this report.  Any forward-looking statements are made only as of the date of this report and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances.

Item 1.01.                      Entry into a Material Definitive Agreement.

On January 1, 2014, Cannabis Sativa, Inc., a Nevada corporation (the “Company”), and Steven Kubby (“Kubby”) and Kush, Inc. (“Kush”), entered into a Memorandum of Binding Agreement and Joint Venture (the “Memorandum”) dated January 1, 2014, pursuant to which the parties agreed to the following:

1.  The Company’s board of directors will appoint Kubby as its CEO for a salary of $5,000 per month for a minimum period of three years and a signing bonus of $60,000 payable no later than February 1, 2014 by the issuance of three post-dated checks.
2.   Kush will grant the Company an exclusive license to a pending patent application for what the Company believes to be a unique strain of cannabis known as the CTA strain (the “CTA Strain”) for a period of 50 years in consideration for the issuance of shares of the Company’s common stock having a value of $1,000,000 (valued at $1.25 per share).  In addition the Company shall have the option to acquire 100% of Kush in exchange for additional shares of the Company’s common stock having a value of $1,000,000 (based on the value of the stock at the last trade at closing on the date Kush supplies audited financial statements to the Company).
3.  The Company will pay all expenses associated with the prosecution of the patent application and use its best efforts to obtain revenues from the CTA Strain.
4.  The net income generated by the Company from the exclusive use of the CTA Strain shall be shared among Kush and the Company with 30% allocated to Kush and 70% allocated to the Company.
5.  At the request of either party, the parties will enter into mutually acceptable sub-agreements with respect to the subject matter of the Memorandum.

The foregoing summary of the Memorandum is qualified in its entirety by reference to the Memorandum, a copy of which is included as an exhibit to this report.  No assurances can be given that the transactions contemplated by the Memorandum will be consummated or that a patent for the CTA Strain will ever be issued.

Item 7.01.                      Regulation FD Disclosure

On January 2, 2014, we issued a press release, a copy of which is attached hereto as Exhibit 99.1 announcing the execution of the Memorandum.

Item 9.01.                      Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	SEC Reference Number	Title of Document	Location

10.1	10	Memorandum of Binding Agreement and Joint Venture dated January 1, 2014.	This Filing
99.1	99	Press Release dated July 18, 2013	This Filing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cannabis Sativa, Inc.
Date: January 7, 2014
By: /s/ David Tobias
Name: David Tobias
Title: President